UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ] Definitive Information Statement

MY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MY GROUP, INC.
68, Soi Suphaphong 3
Yak 8, Sirinakarn 40 Road
Nonghob, Praver, 10250 Bangkok, Thailand

NOTICE OF CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT
OF THE MAJORITY STOCKHOLDERS WITHOUT A MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on January 11, 2013, the board of directors of MY Group, Inc., a Nevada corporation (the “Company,” “we” or “us”), and certain stockholders representing more than a majority of our outstanding voting capital approved by written consent the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to:
a.
increase the Company’s authorized common stock, par value $0.001 (the “Common Stock”) from 500,000,000 shares to 3,000,000,000 shares, and to increase the Company’s authorized preferred stock, par value $0.001, from 50,000,000 shares to 500,000,000 shares; and

b.	change the Company’s name to Royale Group Holding, Inc.;
2.	To re-elect Kok Cheang Lim to serve as the sole director on the Board of Directors; and
3.	To ratify the appointment of HKCMCPA Company Limited (“HKCM”) as our independent registered public accounting firm for the fiscal year ending October 31, 2013.

The amendments to the Articles of Incorporation will not be effective until the Company files the Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State (which will not occur until the February __, 2013 or thereafter).  The election to the Board of Directors and the ratification of the appointment of HKCM will not be effective until February __, 2013 (the “Effective Date”).

The accompanying Information Statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Nevada Revised Statutes, our Articles of Incorporation and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is January 11, 2013.  Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.  This Information Statement will be mailed on or about January __, 2013 to stockholders of record on January 11, 2013.

No action is required by you to effectuate this action.  The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

By order of the Board of Directors,

/s/ Kok Cheang Lim
Kok Cheang Lim
Chief Executive Officer and Director
January __, 2013

MY GROUP, INC.
INFORMATION STATEMENT REGARDING
CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT OF
OUR BOARD OF DIRECTORS AND HOLDERS OF
MORE THAN A MAJORITY OF OUR VOTING CAPITAL STOCK
IN LIEU OF SPECIAL MEETING

MY Group, Inc. (the “Company,” “we” or “us”) is furnishing this Information Statement to you to provide a description of actions taken by our Board of Directors and the holders of more than a majority of our outstanding voting capital stock on January 11, 2013, in accordance with the relevant sections of the Nevada Revised Statutes of the State of Nevada (the “NRS”).

This Information Statement is being mailed on January __, 2013 to stockholders of record on January 11, 2013 (the “Record Date”). The Information Statement is being delivered only to inform you of the corporate actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF MORE THAN A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTIONS

On January 11, 2013, our Board of Directors (the “Board”) and the holders of more than a majority of our outstanding voting capital stock delivered executed written consents authorizing and approving the taking of all steps necessary to effect the following actions (the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to:
a.
increase the Company’s authorized common stock, par value $0.001 (the “Common Stock”) from 500,000,000 shares to 3,000,000,000 shares, and to increase the Company’s authorized preferred stock, par value $0.001, from 50,000,000 shares to 500,000,000 shares; and

b.	change the Company’s name to Royale Group Holding, Inc.;
2.	To re-elect Kok Cheang Lim to serve as the sole director on the Board of Directors; and
3.	To ratify the appointment of HKCMCPA Company Limited as our independent registered public accounting firm for the fiscal year ending October 31, 2013.

VOTING AND VOTE REQUIRED

Pursuant to the Company’s bylaws and the NRS, a vote by the holders of at least a majority our outstanding capital stock is required to effect the Corporate Actions.  Each common stockholder is entitled to one vote for each share of common stock held by such stockholder.  As of the Record Date, we had 6,487,500 shares of Common Stock issued and outstanding, and no preferred stock issued and outstanding.  The voting power representing not less than 3,243,751 shares of Common Stock is required to pass any stockholder resolutions.  Pursuant to Chapter 78.320 of the NRS, the following stockholders holding an aggregate of 3,756,598 shares of Common Stock, or approximately 57.9% of the issued and outstanding shares of our Common Stock on the Record Date, delivered an executed written consent dated January 11, 2013, authorizing the Corporate Actions.

Name	Beneficial Holder and Affiliation	Common Shares Beneficially Held	Percentage of Issued and Outstanding
Kok Cheang Lim	Chief Executive Officer, Chief Financial Officer, Secretary and Director	1,219,450	18.8%
Tan Swe Poo		1,219,449	18.8%
Senta Wijaya		1,317,699	20.3%
TOTAL		3,756,598	57.9%

NO APPRAISAL RIGHTS

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

GENERAL INFORMATION

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

The Company will deliver only one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  The Company will also provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Information Statement.  You should direct any such requests to the following address:  MY Group, Inc., 68, Soi Suphaphong 3, Yak 8, Sirinakarn 40 Road, Nonghob, Praver, 10250 Bangkok, Thailand, Attn: Secretary.  The Secretary may also be reached by telephone at +668-3-1849191; facsimile at +66-23309198.

CORPORATE ACTION NO. 1
INCREASE IN AUTHORIZED CAPITAL AND NAME CHANGE

Increase in Authorized Capital

The Board has recommended that the stockholders grant authority to the Board to amend the Articles of Incorporation of the Company to increase its authorized share capital from 550,000,000 to 3,500,000,000 shares, consisting of 3,000,000,000 shares of Common Stock and 500,000,000 shares of preferred stock.  The proposed amendment to our Articles of Incorporation is included in the Certificate of Amendment to Articles of Incorporation, which is attached hereto as Exhibit 1.  The general purpose and effect of this amendment to our Articles of Incorporation is to increase our authorized share capital which we believe will enhance our ability to finance the development and operation of our business.

Reasons For The Increase In Authorized Capital

On January 11, 2013, our Board authorized and approved the proposed amendment to our Articles of Incorporation to increase our authorized share capital so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our stockholders.  Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes.  Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense or delay of seeking stockholder approval.  As a shell company, we are at all times investigating business candidates and other opportunities which our Board believes will be in our best interests and in the best interests of our stockholders.  We are currently in discussions regarding a possible business acquisition but have not made any definitive plans, proposals or arrangements regarding such business opportunity.  Except as set forth above, as of the date of this filing we do not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares of common stock for any purpose or which may result in a change in control of the Company.

Effect of the Increase in Authorized Capital; Anti-Takeover Implications

The amendment to our Articles of Incorporation to increase our authorized share capital will not have any immediate effect on the rights of existing stockholders.  However, our Board will have the authority to issue shares of our Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional shares of Common Stock are issued in the future, such issuance will decrease the existing stockholders' percentage equity ownership, dilute the earnings per share and book value per share of outstanding shares of Common Stock and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

Although the increase in authorized capital is prompted by business and financial considerations, stockholders nevertheless should be aware that such increase could facilitate future efforts by our management to deter or prevent a change in control of the Company.  By way of example, our management could issue additional shares to dilute the stock ownership and the voting power of persons seeking to obtain control of the Company or shares could be issued to purchasers who would support the Board in opposing a takeover proposal.  In addition, the increase in authorized shares may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  The Board and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Except as set forth above, the Board has no current plans to use any of the additional shares of Common Stock that will become available when the increase in authorized capital occurs to deter or prevent a change of control of the Company.

Vote Required

Section 78.390 of the NRS provides that proposed amendments to the Articles of Incorporation must first be adopted by the Board and then approved by stockholders of record entitled to vote holding at least a majority of our issued and outstanding voting capital stock (the “Majority Stockholders”).

On January 11, 2013, our Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized capital from 550,000,000 to 3,500,000,000 shares. January 11, 2013, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on the proposed increase to our authorized capital.

The amendment to increase our authorized capital will not be effective until the Company files the Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State (which will not occur until the Effective Date or thereafter).  No further action on the part of stockholders is required to authorize or effect the amendments to the Articles of Incorporation.

Anti-Takeover Provisions of the NRS

Nevada law generally prohibits a Nevada corporation, with shares registered under section 12 of the Exchange Act and with 200 or more stockholders of record, from engaging in a combination (defined in the statute to include a variety of transactions, including mergers, asset sales, issuance of stock and other actions resulting in a financial benefit to the Interested Stockholder) with an Interested Stockholder (defined in the statute generally as a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares), for a period of three years following the date that such person became an Interested Stockholder unless the board of directors of the corporation first approved either the combination or the transaction that resulted in the stockholder's becoming an Interested Stockholder. If this approval is not obtained, the combination may be consummated after the three year period expires if either (a) (1) the board of directors of the corporation approved the combination or the purchase of the shares by the Interested Stockholder before the date that the person became an Interested Stockholder, (2) the transaction by which the person became an Interested Stockholder was approved by the board of directors of the corporation before the person became an interested stockholder, or (3) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than three years after the date the Interested Stockholder became such; or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by all holders of common stock and holders of any other class or series of shares not beneficially owned by an Interested Stockholder meets the minimum requirements set forth in NRS Sections 78.441 through 78.444.

A Nevada corporation may adopt an amendment to its articles of incorporation expressly electing not to be governed by these provisions of the NRS, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote; provided, however, such vote by disinterested stockholders is not required to the extent the Nevada corporation is not subject to such provisions.  Such an amendment to the articles of incorporation does not become effective until 18 months after the vote of the disinterested stockholders and does not apply to any combination with an Interested Stockholder whose date of acquiring shares is on or before the effective date of the amendment.

The NRS also limits the acquisition of a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. According to the NRS, an acquiring person who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares.

Under the NRS, a controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of the voting power of the issuing corporation in the election of directors. Outstanding voting shares of an issuing corporation that an acquiring person acquires or offers to acquire in an acquisition and acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person are referred to as control shares.

The control share provisions of the NRS do not apply if the corporation opts-out of such provisions in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

We have not opted out of the business combination or acquisition of a controlling interest statutes, and these statutes do not currently apply to us.

Other than as discussed in this Information Statement, there are no provisions of our articles, bylaws, employment agreements or credit agreements have material anti-takeover consequences.

Change in the Company’s Name

On January 11, 2013, the Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting an amendment to the Company’s Articles of Incorporation to change the name of the Company to Royale Group Holding, Inc. (the “Name Change Amendment”).

Our Board and the Majority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Name Change Amendment in order to more accurately reflect potential changes in the Company’s business focus.  As disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on January 14, 2013, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on September 11, 2012, the Company’s plan of operation for the next 12 months is to explore the acquisition of an operating business or the consummation of a business opportunity.  The Company’s management and employees intend to initially pursue companies and investment opportunities where management and employees already have a pre-existing relationship and successful investing track record, and, thereafter, new opportunities which may be synergistic with the Company’s then existing operations.

The Name Change Amendment will not be effective until the Company files the Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State (which will not occur until the Effective Date or thereafter).  No further action on the part of stockholders is required to authorize or effect the amendments to the Articles of Incorporation.

CORPORATE ACTION NO. 2
ELECTION OF DIRECTOR

On January 11, 2013, the Board and the Majority Stockholders authorized and approved by written consent in lieu of a special meeting the election of Kok Cheang Lim, our current President, Chief Executive Officer, Chief Financial Officer, Secretary and sole Director, to serve on the Company’s Board of Directors for the ensuing year.

Kok Cheang Lim, age 52, joined us as our President, Chief Executive Officer, Chief Financial Officer, Secretary and the sole member of our Board of Directors on December 31, 2010.  Mr. Lim is currently the President of Mei Yuan Trading (Thailand) Company Ltd., a manganese mining company based out of Thailand.  Prior to joining Mei Yuan Trading (Thailand) Company Ltd. in November, 2008, he founded Sky Base Industry, a health food and skin care cosmetic distribution business in Malaysia, and served as its managing director from January, 2008 to December, 2009.  From 2007 to December, 2008, Mr. Lim was the owner of Miki Video, the largest video store in northern Malaysia.  Mr. Lim is fluent in Malay, Chinese, Thai and English.  We believe that Mr. Lim’s diversified financial and business experience and familiarity with the Southeast Asian business environment qualifies him to serve as our director.

The re-election of Mr. Lim will be effective on or about the Effective Date.

CORPORATE ACTION NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

On January 11, 2013, our Board of Directors and the Majority Shareholders authorized, adopted and approved by written consent in lieu of a special meeting the ratification of HKCM, an independent registered public accounting firm, to serve as our independent registered public accounting firm for the fiscal year ending October 31, 2013.

HKCMCPA Company Limited’s principal function is to audit management’s assessment of the effectiveness of our internal control over financial reporting and our consolidated financial statements and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in our quarterly reports.

The ratification of appointment of HKCMCPA Company Limited as our independent registered public accounting firm will be effective on or about the Effective Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 9, 2013, certain information with regard to the record and beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the record or beneficial owner of 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group:

Name of Beneficial Owner(1)	Amount (number of shares)	Percentage of Outstanding Shares of Common Stock(2)
Kok Cheang Lim (3)	1,219,450	18.8%
Wijaya Senta (4)	1,317,699	20.3%
Changhai Fu (5)	1,219,449	18.8%
Swe Poo Tan (5)	1,219,449	18.8%

All executive officers and directors as a group (one person)	1,219,450	18.8%
___________________________

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o MY Group, Inc., 68, Soi Suphaphong 3, Yak 8, Sirinakarn 40 Rd., Nonghob, Praver, 10250 Bangkok, Thailand.
(2)
Applicable percentage ownership is based on 6,487,500 shares of common stock outstanding as of January 9, 2013, together with securities exercisable or convertible into shares of common stock within 60 days of January 9, 2013.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of January 9, 2013, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	On December 31, 2010, Kok Cheang Lim was appointed to serve as our Chief Executive Officer, President, Chief Financial Officer, Secretary and the sole member of our board of directors.
(4)
Between December 6, 2012 and December 10, 2012, Wijaya Senta received as a gift an aggregate of 1,317,699 shares of our common stock from unrelated shareholders.  Mr. Senta received his shares on December 19, 2012.

(5)
On April 26, 2011, Kok Cheang Lim gifted to each of Changhai Fu and Xiulan Tang 1,219,449 shares, or an aggregate of 2,438,898 shares, of our common stock.  On December 7, 2012, Xiulan Tang gifted to Swe Poo Tan 1,219,499 shares of our common stock. Mr. Tan received his shares on December 19, 2012.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Set forth below are the present directors and executive officers of the Company.   There are no other persons who have been nominated or chosen to become directors or executive officers.  There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.  Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.  Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name of Beneficial Owner	Amount (number of shares)	Percentage of Outstanding Shares of Common Stock
Kok Cheang Lim (1)	1,219,450	18.8%

All executive officers and directors as a group (one person)	1,219,450	18.8%

(1) On December 31, 2010, Kok Cheang Lim was appointed to serve as our President, Chief Executive Officer, Chief Financial Officer, Secretary and the sole member of our Board of Directors.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Biographies

Set forth below are brief accounts of the business experience during the past five years of each director, executive officer and significant employee of the Company.

Kok Cheang Lim, age 52, joined us as our President, Chief Executive Officer, Chief Financial Officer, Secretary and the sole member of our Board of Directors on December 31, 2010.  Mr. Lim is currently the President of Mei Yuan Trading (Thailand) Company Ltd., a manganese mining company based out of Thailand.  Prior to joining Mei Yuan Trading (Thailand) Company Ltd. in November, 2008, he founded Sky Base Industry, a health food and skin care cosmetic distribution business in Malaysia, and served as its managing director from January, 2008 to December, 2009.  From 2007 to December, 2008, Mr. Lim was the owner of Miki Video, the largest video store in northern Malaysia.  Mr. Lim is fluent in Malay, Chinese, Thai and English.  We believe that Mr. Lim’s diversified financial and business experience and familiarity with the Southeast Asian business environment qualifies him to serve as our director.

Involvement in Certain Legal Proceedings

No executive officer or director has been involved in the last ten years in any of the following:

•
Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•
Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Certain Relationships and Transactions With Related Persons

During the year ended October 31, 2010, Wan Keung Chak, a former director, loaned monies to us to pay for certain expenses incurred. These loan(s) were interest free and there was no specific time for repayment.  The balance due Mr. Chak and the related party as of October 31, 2010, were $15,395.  On February 10, 2011, Mr. Chak agreed to forgive the balance of the loan due to him amounting to $15,395, and the Company recorded a gain from forgiveness of indebtedness for that amount.

On February 10, 2011, Manson Business and Finance Advisory Company Ltd. (“Manson”), a company in which Wan Keung Chak is a director, agreed to assume the Company’s liabilities due to third parties amounting to $26,021 and waived its rights to receive payment of such liabilities from the Company. As of October 31, 2011, Manson had settled on-behalf of the Company a total of $25,456 towards such liabilities.

On April 26, 2011, Kok Cheang Lim, the sole director, Chief Executive Officer, Chief Financial Officer and Corporate Secretary of the Company, gifted to each of Changhai Fu and Xiulan Tang, each a Recipient, 1,219,449 shares, or approximately 18.8%, of our issued and outstanding common stock, representing an aggregate of 2,438,898 shares, or approximately 37.6%, of our issued and outstanding common stock.  Mr. Lim did not receive any consideration in connection with the gift of such securities. The securities were transferred pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and the rules promulgated under Regulation D thereunder.  The transfer of such shares was made pursuant to the terms of a Stock Gifting Agreement between each Recipient and Mr. Lim.  The Stock Gifting Agreements are filed as Exhibit 1 to Schedule 13D filed by Mr. Fu with the Securities and Exchange Commission on April 27, 2011, and Exhibit 1 to Schedule 13D filed by Ms. Tang with the Securities and Exchange Commission on April 27, 2011.

For the years ended October 31, 2012 and 2011, Kok Cheang Lim, the sole officer and director of the Company has loaned monies to pay for certain expenses incurred. These loans are interest free and there is no specific time for repayment. The balance due to the director as of October 31, 2012 and 2011 was $49,223 and  $64,248, respectively.

For the years ended October 31, 2012 and 2011, the Company utilized office space owned by a director and stockholder at no charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein.

We believe that all related party transactions were on terms at least as favorable as we would have secured in arm’s-length transactions with third parties.  Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

Review, Approval Or Ratification Of Transactions With Related Persons

The Company has not yet adopted formal policies and procedures for the review, approval or ratification of related person transactions but reviews them on a case-by-case basis.  We believe that all related party transactions were on terms at least as favorable as we would have secured in arm’s-length transactions with third parties.  Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended October 31, 2012, our officers, directors and greater than 10% percent beneficial owners timely filed all reports required by Section 16(a) of the Securities Exchange Act.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has affirmatively determined that our sole director and executive officer, Kok Cheang Lim, is not “independent” under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NASDAQ corporate governance standards.  In making its determinations, the Board reviewed all the relevant facts and circumstances, the NASDAQ rules and other applicable laws and regulations.

Board Meetings

During fiscal year 2012, our Board acted by written consent one time.  The work of the Company’s sole director is performed not only at meetings of the Board, but also by consideration of the Company’s business through the review of documents including reports filed with the SEC.

Director Attendance at Annual Meeting

We have not yet developed a policy regarding director attendance at annual meetings of the stockholders.  Our stockholders act by written consent to elect directors and ratify our independent public registered accountants.  We expect our current directors to attend our Annual Stockholders Meetings when they are held.

Board Committees and Audit Committee Financial Expert

We do not currently have a standing audit, nominating or compensation committee of the board of directors, or any committee performing similar functions.  Our board of directors performs the functions of audit, nominating and compensation committees.  As a public company with no or nominal operations, no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Communications with Our Board

Stockholders and interested parties who wish to contact our Board, a committee thereof, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:

Board of Directors of Royale Group Holding, Inc.
c/o Corporate Secretary
68, Soi Suphaphong 3
Yak 8, Sirinakarn 40 Road
Nonghob, Praver, 10250 Bangkok, Thailand

All communications will be forwarded to our Board of Directors, the specified committee or the specified individual director, as appropriate.

Director Nominations

As of October 31, 2012, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our board of directors.  We have not established formal procedures by which security holders may recommend nominees to the Company’s board of directors but will consider director candidates recommended by shareholders.

Board Leadership Structure

Upon re-election to the Board, Kok Cheang Lim will serve as the sole member of our Board and the sole executive officer of the Company. We believe that Mr. Lim will bring to the Board extensive experience and familiarity with our company and business plan.  We believe this background enhances the role of the Board in the development and implementation of long-term strategic plans.

Once we acquire an operating business or consummate a business opportunity, we anticipate expanding our Board to include independent directors and establishing separate audit, compensation and nomination committees.   We will provide these independent directors with opportunities to meet in executive sessions without management present at the time of each regular Board meeting and additionally as deemed appropriate or necessary.  Because Mr. Lim is not independent under NASDAQ standards, we anticipate that the chair at these executive sessions will rotate among the chairman of the Compensation Committee, the Audit Committee and the Nominating and Governance Committee. We believe that this structure will allow multiple directors to exercise important leadership roles, and will also provide for focused engagement by the Board committees and their chairs in their respective areas of responsibility. We believe that this structure will help facilitate clear and open communications between the Board of Directors and senior management, while providing for active oversight by independent directors.  For the above reasons, the Board of Directors believes the current and the prospective leadership structure is appropriate for the Company.

Board’s Role in Risk Oversight

Our management team is primarily responsible for the day-to-day assessment and management of the Company’s risk exposure. The Board of Directors provides oversight in connection with these efforts, with a particular focus on the most significant risks facing us. The Board of Directors believes that full and open communication between the management team and the Board of Directors is essential for both effective risk management and for meaningful oversight. Currently, the sole member of our Board also serves as the sole executive officer of the Company.  We believe that this structure is sufficient given that the Company is a shell company with nominal operations.

Once we acquire an operating business, we anticipate expanding our Board of Directors and senior management team, which will allow the Board and senior management to separate their risk oversight responsibilities.  At such time, we expect our Board of Directors to meet with our Chief Executive Officer and the other members of our senior management team to discuss strategies, key challenges, and risks and opportunities for us. We anticipate that management will periodically present to the Board of Directors strategic overviews of the Company’s most significant issues, including risks affecting the Company.

After expanding our Board, we also intend to establish audit, nominating and compensation committees staffed by independent directors.  We expect to utilize each committee to oversee specific areas of risk that are appropriately related to the committee’s areas of responsibility in order to help facilitate its risk oversight responsibilities.  The Audit Committee will assist the Board of Directors in discharging its oversight responsibilities in the areas of internal control over financial reporting, disclosure controls and procedures and legal and regulatory compliance.  The Audit Committee will discuss with management, the internal audit group and the independent auditor guidelines and policies with respect to risk assessment and risk management.  The Audit Committee will also discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposure.  The Compensation Committee will assist the Board of Directors in discharging its oversight responsibilities regarding the risks related to the attraction and retention of personnel as well as the risks associated with the design of compensation programs and arrangements applicable to both executive officers and to all employees.  The Nominating and Corporate Governance Committee will establish, monitor and evaluate the implementation of our corporate governance policies.  While the Board committees will be responsible for initially monitoring certain risks, the entire Board of Directors will be kept informed of the significant risks facing the Company through management and committee reports about such risks and the steps being taken to mitigate these risks.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our sole director and executive officer currently receives no compensation for his services as director and executive officer of the Company.  After we commence operations and begin generating revenue, we expect to develop a compensation program for our named executive officers and consultants, including Kok Cheang Lim, which will be reviewed by our board of directors.  We further expect that the specific direction, emphasis and components of our executive compensation programs will evolve.  Factors that may affect our compensation policies include the hiring of full-time employees, our future revenue growth and profitability, the implementation of our business plan and strategy and increasing complexity of our business.

The entire board of directors performs the functions that would be performed by a compensation committee.  All of the directors participate in deliberations concerning the compensation paid to executive officers, including Kok Cheang Lim.  The directors determine the compensation of the Company’s executives by assessing the value of each of its executives and collectively determine the amount of compensation required to retain the services of the company’s executives.  We intend to base the amount of compensation for our executives on negotiations between the executive and us.  We did not perform any formal third party benchmarking or other market analysis with respect to the amount of such executive’s compensation

In approving compensation necessary to attract and retain our present executive officers, the board of directors concluded that the salary provided to our executive officer is reasonable considering the nascent stage of development of our business.  The objective of the compensation plan is to provide our executives with competitive remuneration for their skills such that we can retain our personnel for an extended period of time.  We will review our compensation programs from time to time and take Company performance as well as general market conditions into account when implementing our compensation programs.

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended October 31, 2012 and 2011 to (i) our Chief Executive Officer (principal executive officer), (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers on October 31, 2012 whose total compensation was in excess of $100,000, and (iii) up to two additional individuals who would have been within the two-other-most-highly compensated but were not serving as executive officers on October 31, 2012.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Kok Cheang Lim (1)	2012	0	0	0	0	0
(Chief Executive Officer, President, Chief Financial Officer, Secretary)	2011	0	0	0	0	0

 ___________________________
(1)	Kok Cheang Lim was appointed to serve as our Chief Executive Officer, President, Chief Financial Officer, Secretary and the sole member of our board of directors on December 31, 2010.

Narrative disclosure to Summary Compensation

Kok Cheang Lim, our sole executive officer, is not a party to any written employment agreement with us.  Except as described below, our executive officer does not receive compensation in connection with his services as an executive officer of the Company.  Our executive officer is entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with his services on our behalf.

Equity Awards

There are no options, warrants or convertible securities outstanding.  At no time during the last fiscal year with respect to any of any of our executive officers was there:

●
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

●	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
●	any option or equity grant;
●	any non-equity incentive plan award made to a named executive officer;
●	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
●	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation of Directors

During our fiscal year ended October 31, 2012, we did not provide compensation to our director for serving as our director.  We currently have no formal plan for compensating our director for his services in his capacity as director, although we may elect to issue stock options to such person from time to time.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Compensation Committee Interlocks and Insider Participation

Our board of directors is comprised of Kok Cheang Lim, our President, Chief Executive Officer, Chief Financial Officer and Secretary.  The entire board of directors performs the functions that would be performed by a compensation committee.  All of the directors participate in deliberations concerning the compensation paid to executive officers.

Compensation Committee Report

Our board of directors has reviewed and discussed the Compensation Discussion and Analysis in this report with management.  Based on its review and discussion with management, the board of directors recommended that the Compensation Discussion and Analysis be included in this Information Statement.  The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Information Statement and irrespective of any general incorporation language in such filing.

Submitted by the sole member of the board of directors:
Kok Cheang Lim

CHANGES IN OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; FEES

On November 22, 2011, the Board of Directors of MY Group, Inc., a Nevada corporation (the “Company”), approved the engagement of HKCMCPA Company Limited (“HKCM”), as the Company’s new independent registered public accounting firm.  Bernstein & Pinchuk LLP (“B&P”), the Company’s former independent registered public accounting firm, was dismissed as the Company’s independent registered public accounting firm simultaneous with the engagement of HKCM by the Company.  Our consolidated financial statements for the year ended October 31, 2011 were audited by HKCM, and HKCM will audit our consolidated financial statements for the year ended October 31, 2012.  B&P audited our consolidated financial statements for the year ended October 31, 2010 and 2009.

B&P’s reports on the Company’s consolidated financial statements for the two years ended October 31, 2010 and 2009, were prepared assuming that the Company will continue as a going concern.  B&P’s reports stated:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred significant losses since its inception and has limited capital resources. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Except as set forth above, B&P’s reports on the Company’s consolidated financial statements for the two years ended October 31, 2010 and 2009, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended October 31, 2010 and 2009, and through November 22, 2011, there were no disagreements between the Company and B&P on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of B&P, would have caused B&P to make reference to the matter in their report.  None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations have occurred during the fiscal years ended October 31, 2010 and 2009, or through November 22, 2011.

The Company requested B&P to furnish the Company with a letter addressed to the Commission stating whether B&P agrees with the above statements.  A copy of B&P’s letter, dated November 23, 2011, is attached as Exhibit 2 to this Information Statement.

During the fiscal years ended October 31, 2010 and 2009, and through November 22, 2011, neither the Company nor anyone acting on its behalf consulted HKCM regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and HKCM did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Fees Billed by Our Independent Registered Public Accounting Firms

Our board of directors does not have an audit committee.  The functions customarily delegated to an audit committee are performed by our full board of directors.  Our board of directors approves in advance, all services performed by our auditors.  Our board of directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence, and has approved such services.

The following table sets forth fees billed by our auditors during the last two fiscal years for services rendered for the audit of our annual consolidated financial statements and the review of our quarterly financial statements, services by our auditors that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported as audit fees, services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered.

	October 31, 2012	October 31, 2011

Audit fees (1)	$13,500	$13,500

Audit related fees	-	-

Tax fees	-	-

All other fees	-	-

(1)  Audit Fees represent fees for professional services provided in connection with the audit of our consolidated annual financial statements and review of the quarterly financial statements and internal controls over financial reporting, and audit services in connection with statutory or regulatory filings, consents or other SEC matters.

PROPOSALS BY SECURITY HOLDERS

None.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company.  These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL AND AVAILABLE INFORMATION

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  Our filings are also available to the public on the SEC’s website (www.sec.gov).

Dated: January ___, 2013	By order of the Board of Directors /s/ Kok Cheang Lim By: Kok Cheang Lim Its: Chief Executive Officer and Director

Exhibit 1:  Certificate of Amendment to Articles of Incorporation of the Company*.
Exhibit 2:  Incorporated by reference from Exhibit 16.1 to the Company’s Current Report on Form 8k filed with the Securities Exchange and Commission on November 23, 2011.
*To be filed as an exhibit to the Definitive Schedule 14C.